CERTIFICATE OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                  AEROBIC LIFE INDUSTRIES, INC.

                           * * * * * *

     Pursuant to the provisions of the Nevada Revised Statutes, AEROBIC LIFE INDUSTRIES, INC., a Nevada corporation, adopts the following amendment to its Articles of Incorporation:

     1. The undersigned hereby certify that on the 14th day of November, 1995, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

     BE  IT  RESOLVED:      That the Secretary  of  the
     corporation is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority or the voting power of outstanding stock of the corporation for the following purpose:

     The amend Article One to provide that the name of the corporation shall be changed from AEROBIC LIFE
     INDUSTRIES, INC. to DIAGNOSTIC INTERNATIONAL, INC.

     2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 828,795 shares of the 1,255,751 shares outstanding of AEROBIC LIFE INDUSTRIES, INC. gave their written consent to the adoption of the Amendment to Article One of the Articles of Incorporation as follows:

     ARTICLE ONE.  [NAME].    The name of the corporation is:

                 DIAGNOSTIC INTERNATIONAL, INC.

     IN WITNESS WHEREOF, the undersigned being the President and Secretary of AEROBIC LIFE INDUSTRIES, INC., a Nevada corporation, hereunto affix their signatures this 14th day of Nov., 1995.

                                   AEROBIC LIFE INDUSTRIES, INC.

                                   By: /s/ William Reeves
                                     William N. Reeves
                                     President

                                   By: /s/ Pamela Roberts
                                     Pamela Roberts
                                     Secretary